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                                                                     Exhibit 4.2
                                                                  EXECUTION COPY



                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of November 8, 2002 is made by and among NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation, with headquarters located at 4201 Winfield Road, Warrenville, IL 60555 (the "Company"), and the investors named on the signature pages hereto (each of whom is hereinafter referred to as the "Investor" and all of whom collectively are hereinafter referred to as the "Investors"). Capitalized terms used herein and not otherwise defined have the meanings given them in Article VI hereof.

                                    RECITALS:

         A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and Rule 506 under Regulation D.

         B. The Investors desire, upon the terms and conditions stated in this Agreement, to purchase shares of Common Stock for an aggregate purchase price of $175,000,000. The purchase price per share of the Common Stock is $22.566.

         C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement under which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder to the Investors.

         In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

                                   ARTICLE I
                         PURCHASE AND SALE OF SECURITIES

         1.1 PURCHASE AND SALE OF SECURITIES. Subject to the terms of this Agreement, the Company will issue and sell to each Investor, and each Investor will (on a several and not a joint basis) purchase from the Company, the number of Securities set forth beneath such Investor's name on the signature pages hereof.

         1.2 PAYMENT AT CLOSING. On the date hereof, the Company will deliver to each Investor the certificates representing the Securities purchased by such Investor, and each Investor will pay the aggregate purchase price for the Securities set forth beneath its name on the signature pages hereof, by wire transfer of immediately available funds, in accordance with the written wire instructions set forth on Exhibit A hereto of the Company, against delivery of the certificates representing the Securities as described above.

         1.3 CLOSING DATE. The Closing will take place immediately following the execution of this Agreement by the parties hereto which is currently scheduled for 7:30 a.m. Central Time on November 8, 2002, or at another date or time agreed upon by each of the parties to this Agreement (the "Closing Date"). The Closing will be held at the offices of The Northern Trust


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Company, 50 South LaSalle Street, Chicago, Illinois 60675 or at such other place as the parties agree.

                                   ARTICLE II
                    INVESTOR'S REPRESENTATIONS AND WARRANTIES

         Each Investor represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Investor, that:

         2.1 INVESTMENT PURPOSE. The Investor is purchasing the Securities for its own account and not with a view to the distribution thereof; provided, however, that by making the representation herein, the Investor reserves the right to dispose of the Securities in accordance with or pursuant to an effective registration statement or an exemption from registration under the Securities Act. The Investor understands that the Investor must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the Securities other than as contemplated by the Registration Rights Agreement. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to any third person or entity with respect to any of the Securities.

         2.2 INVESTOR STATUS. The Investor is either: (i) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act; or (ii) an "institutional accredited investor" as defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D. The Investor is not registered as a broker or dealer under
Section 15(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), affiliated with any broker or dealer registered under Section 15(a) of the Exchange Act or a member of the National Association of Securities Dealers, Inc. (the "NASD"). The Investor is not acquiring the Securities as a fiduciary or agent for another investor's account.

         2.3 RELIANCE ON EXEMPTIONS. The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

         2.4 INFORMATION. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Securities, that have been requested by the Investor or its advisors, if any. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and has received what the Investor and its advisors, if any, believe to be satisfactory answers to any such inquiries. The Investor acknowledges and understands that its investment in the Securities involves a significant degree of risk, including the risks reflected in the SEC Documents.



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         2.5 EXPERIENCE. The Investor is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such Investor's prospective investment in the Company, and has the ability to bear the economic risks of the investment in the Securities.

         2.6 GOVERNMENTAL REVIEW. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

         2.7 TRANSFER OR RESALE. The Investor understands that:

             (a) the issuance of the Securities has not been registered under the Securities Act or any applicable state securities laws and, consequently, the Investor may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless
(i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act; (ii) if requested by the Company, the Investor has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (iii) the Securities are sold or transferred pursuant to Rule 144; or (iv) the Securities are sold or transferred to an affiliate (as defined in Rule 144) of the Investor;

             (b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 (including the holding period requirement, the volume limitations and the manner of sale restrictions, if applicable), and if Rule 144 is not applicable the seller (or the person through whom the sale is made) might be deemed to be an underwriter (as that term is defined in the Securities Act) under the Securities Act or the rules and regulations of the SEC thereunder; and

             (c) except as set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

         2.8 LEGENDS. The Investor understands that until (a) the Securities may be sold under Rule 144(k) or (b) such time as the Securities have been sold pursuant to an effective registration statement under the Securities Act or in compliance with Rule 144, the certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN

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         EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE
         SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

         The legend set forth above will be removed and the Company will issue a certificate without the legend to the holder of any certificate upon which it is stamped, in accordance with the terms of Article V hereof.

         2.9 ORGANIZATION AND EXISTENCE. To the extent indicated on the signature pages hereto, each Investor is either (i) a limited partnership duly organized and validly existing under the laws of its respective state of formation, (ii) a limited liability company duly organized and validly existing under the laws of its respective state of formation, (iii) a corporation duly organized and validly existing under the laws of its respective state of incorporation, (iv) a series of a registered investment company, (v) a trust fund whose trustee is a bank or trust company or (vi) an individual. Such Investor represents that it was not organized solely for the purpose of making an investment in the Company.

         2.10 AUTHORIZATION; ENFORCEMENT. This Agreement, the Registration Rights Agreement and all other agreements, documents and instruments contemplated hereby and thereby have been duly and validly authorized, executed and delivered on behalf of the Investor and are valid and binding agreements of the Investor enforceable against Investor in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2.11 NO CONFLICTS; NO VIOLATION.


             (a) The execution, delivery and performance of this Agreement by the Investor will not (i) conflict with or result in a violation of any provision of its charter documents or (ii) to the knowledge of Investor, result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor.

             (b) The execution, delivery and performance of this Agreement by the Investor will not result in a violation of ERISA and is permitted in accordance with the underlying trust and plan documents of the Investor. The Investor is a trust which is exempt from taxation under Section 501(a) of the Code, which is part of a plan which is qualified under Section 401(a) of the Code or is a trust that is exempt under Section 501(c)(9) of the Code.

             (c) The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement.

         2.12 NO PUBLIC OFFERING. Investor has not received any information relating to the Securities or the Company, and is not purchasing the Securities as a result of, any form of


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general solicitation or general advertising, including but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or pursuant to any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

         2.13 REPRESENTATION. The Investor has had an opportunity to consult with an attorney in connection with the Investor's investment in the Company.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors that:

         3.1 ORGANIZATION AND QUALIFICATION. The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full corporate power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing in each such jurisdiction would not have a Material Adverse Effect.

         3.2 AUTHORIZATION; ENFORCEMENT. (a) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, the Registration Rights Agreement and all other agreements, documents and instruments contemplated hereby and thereby, to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement, the Registration Rights Agreement and all other agreements, documents and instruments contemplated hereby and thereby by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Securities) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors or its stockholders is required; (c) this Agreement, the Registration Rights Agreement and all other agreements, documents and instruments contemplated hereby and thereby have been or will be duly executed by the Company; and (d) each of this Agreement, the Registration Rights Agreement and all other agreements, documents and instruments contemplated hereby and thereby constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity except as the indemnification agreements of the Company in the Registration Rights Agreement may be legally unenforceable.

         3.3 CAPITALIZATION. As of October 21, 2002, the authorized capital stock of the Company consists of (a) 110,000,000 shares of Common Stock, par value $.10 per share, of which 60,086,140 shares are issued and outstanding and 15,210,154 shares are held in treasury, (b) 10,000,000 shares designated as preference stock, par value $1.00 per share, consisting of two series: (x) 3,000,000 authorized shares of Series D Preference Stock, of which 155,774 shares are issued and outstanding, and (y) one authorized share of Series B Preference Stock,


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which is issued and outstanding; and (c) 30,000,000 shares
designated as preferred stock, par value $1.00 per share, none of which are issued and outstanding. All of such outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company, including the Securities issuable pursuant to this Agreement, are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except for: (i) stock options and other awards under the Option Plans, (ii) rights to acquire stock under the Stock Ownership Program, (iii) conversion rights with respect to the Series D Preference Stock, (iv) conversion rights with respect to the 4.75% Subordinated Exchangeable Notes due 2009, (v) awards under the Directors Deferred Fee Plan and (v) the transactions contemplated hereby, there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever that could require the Company to issue additional shares of capital stock of the Company. Except for the Registration Rights Agreement, dated as of March 25, 2002, by and among the Company, Navistar Financial Corporation, Salomon Smith Barney, Inc. and Banc of America Securities LLC, there are no agreements or arrangements (other than the Registration Rights Agreement) under which the Company is obligated to register the sale of any of its securities under the Securities Act. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

         3.4 ISSUANCE OF SECURITIES. The Securities are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof (other than those imposed through acts or omissions of the Investor), and will not be subject to preemptive rights of stockholders of the Company.

         3.5 NO CONFLICTS; NO VIOLATION.


             (a) The execution, delivery and performance of this Agreement, the Registration Rights Agreement and all other agreements, documents and instruments contemplated hereby and thereby by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) conflict with or result in a violation of any provision of the Amended and Restated Certificate of Incorporation or By-laws of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject), applicable to the Company or by which any property or asset of the Company is bound or affected, except in the case of clause (ii) for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.


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             (b) The Company is not in violation of its Amended and Restated
Certificate of Incorporation or By-laws and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

             (c) The Company is not conducting its business in violation of any law, ordinance or regulation of any governmental entity, except for actual or possible violations as would not, individually or in the aggregate, have a Material Adverse Effect.

             (d) Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws and any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement, in each case in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the NYSE.

         3.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; LIABILITIES. Since October 31, 2001, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act or reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Investor, or each Investor has had access to, true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except
(i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (A) liabilities incurred in the ordinary course of business subsequent to


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October 31, 2001, (B) liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements or described in the notes thereto, or (C) other liabilities which would not, individually or in the aggregate, have Material Adverse Effect.

         3.7 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Documents, since October 31, 2001, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         3.8 ABSENCE OF LITIGATION. Except as disclosed in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its officers or directors acting as such that could, individually or in the aggregate, have a Material Adverse Effect.

         3.9 INTELLECTUAL PROPERTY RIGHTS. The Company owns or possesses the licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as now operated (the "Intellectual Property"), except where the failure to possess such licenses or rights to use would not have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in the SEC Documents, there is no claim or action or proceeding pending or, to the Company's knowledge, threatened that challenges the right of the Company with respect to any Intellectual Property.

         3.10 TAX STATUS. The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction (except those being contested in good faith), and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax, except in connection with customary audits performed in the ordinary course of business.

         3.11 ENVIRONMENTAL LAWS. The Company (i) is in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted and
(iii) is in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply would not have, individually or in the aggregate, a Material Adverse Effect.


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         3.12 NO INTEGRATED OFFERING. Neither the Company, nor any of its
affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances within the prior six months that would require registration under the Securities Act of the issuance of the Securities to the Investors.

         3.13 NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

         3.14 INSURANCE. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged.

         3.15 EMPLOYMENT MATTERS. To the Company's knowledge, the Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

         3.16 INVESTMENT COMPANY STATUS. The Company is not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                                   ARTICLE IV
                                    COVENANTS

         4.1 FORM D; BLUE SKY LAWS. The Company will file a Notice of Sale of Securities on Form D with respect to the Securities, if required under Regulation D, and to provide a copy thereof to each Investor promptly after such filing. The Company will take such action as it reasonably determines to be necessary, if any, to qualify the Securities for sale to the Investors under this Agreement under applicable securities (or "blue sky") laws of the states of the United States (or to obtain an exemption from such qualification), and will provide evidence of any such action so taken to the Investors on or prior to the date of the Closing. The Company will file with the SEC a Current Report on Form 8-K disclosing this Agreement and the transactions contemplated hereby within 10 business days after the Closing Date.

         4.2 REPORTING STATUS; ELIGIBILITY TO USE FORM S-3. The Company's Common Stock is registered under Section 12 of the Exchange Act. Throughout the Registration Period (as defined in the Registration Rights Agreement), the Company will timely file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the reporting requirements of the Exchange Act, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will use its reasonable best efforts to continue to meet, the "registrant eligibility" requirements


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for a secondary offering set forth in the general instructions to Form S-3 to enable the registration of the Registrable Securities (as defined in the Registration Rights Agreement).

         4.3 EXPENSES. Except as set forth in the Registration Rights Agreement, the Company and each Investor is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses.

         4.4 FINANCIAL INFORMATION. The financial statements of the Company will be prepared in accordance with United States generally accepted accounting principles, and will fairly present in all material respects the consolidated financial position of the Company and results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         4.5 LISTING. The Company will use its reasonable best efforts to maintain, so long as any Investor owns any of the Securities, the listing and trading of its Common Stock (including the Securities) on the NYSE and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NYSE. Until an Investor transfers, assigns or sells all of the Securities owned by it, the Company will promptly provide to each Investor copies of any notices it receives regarding the continued eligibility of the Securities for listing on the NYSE or other principal exchange or quotation system on which the Securities are listed.

         4.6 COMPLIANCE WITH LAW. As long as an Investor owns any of the Securities, the Company will use its reasonable best efforts to conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, the failure to comply with which would have a Material Adverse Effect.

         4.7 NO INTEGRATION. The Company will not make any offers or sales of any security (other than the Securities) under circumstances that would cause the offering of the Securities to be integrated with any other offering of securities by the Company (i) for the purpose of any stockholder approval provision applicable to the Company or its securities or (ii) for purposes of any registration requirement under the Securities Act.

         4.8 SALES BY INVESTORS. The named fiduciary for investments for each Investor has represented to the trustee of each Investor that it will require any investment advisor, including such named fiduciary, to the extent such investment advisor or named fiduciary, as the case may be, has been granted discretionary authority with respect to such Securities, to sell such Securities in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Investor will make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws.


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                                   ARTICLE V
                 TRANSFER AGENT INSTRUCTIONS; REMOVAL OF LEGENDS

         5.1 ISSUANCE OF CERTIFICATES. The Company will instruct its transfer agent to issue a total of 15 certificates, five of which will be registered in the name of each Investor or its nominee, for the respective Securities. All such certificates will bear the restrictive legend described in Section 2.8, except as otherwise specified in this Article V. In addition, the Company will issue irrevocable Transfer Agent Instructions to the transfer agent in the form of Exhibit A hereto. The Company will not give to its transfer agent any instruction with respect to the Securities other than as contemplated by Article V and stop transfer instructions to give effect to Section 2.8 hereof (prior to registration of the Securities under the Securities Act). Nothing in this Section will affect in any way the Investors' obligations and agreements set forth in Section 2.7 hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities.

         5.2 UNRESTRICTED SECURITIES. If, unless otherwise required by applicable state securities laws, (a) the Securities represented by a certificate have been sold under an effective registration statement filed under the Securities Act, (b) a holder of Securities provides the Company with an opinion of counsel, if requested by the Company, in form, substance and scope customary for opinions of counsel in comparable transactions, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act and such sale may occur without restriction on the timing or manner of such sale or transfer or (c) the Securities represented by a certificate can be sold without restriction as to the number of securities sold under Rule 144(k), the Company will permit the transfer of the Securities, and the transfer agent will issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such holder in accordance with the Transfer Agent Instructions. Notwithstanding anything herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; provided that such pledge will not alter the provisions of this Article V with respect to the removal of restrictive legends.

         5.3 ENFORCEMENT OF PROVISION. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by invalidating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Investor will be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

         5.4 DELIVERY OF PROXY STATEMENTS. The Company agrees to furnish to each Investor (as well as to any proxy consultant of an Investor identified in writing to the Company by such Investor) copies of its definitive proxy statements as filed with the SEC.

                                   ARTICLE VI
                                   DEFINITIONS

         6.1 "Closing" means the closing of the purchase and sale of the Securities under this Agreement.

         6.2 "Closing Date" has the meaning set forth in Section 1.3.

         6.3 "Code" means the Internal Revenue Code of 1986, as amended.

         6.4 "Common Stock" means the common stock, par value $0.10 per share, of the Company.

         6.5 "Company" means Navistar International Corporation.

         6.6 "Directors Deferred Fee Plan" means Navistar's Non-Employee Directors Deferred Fee Plan.

         6.7 "Environmental Laws" has the meaning set forth in Section 3.11.

         6.8 "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended.

         6.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         6.10 "Intellectual Property" has the meaning set forth in Section 3.9.

         6.11 "Investors" means the investors whose names are set forth on the signature pages of this Agreement, and their permitted transferees.

         6.12 "knowledge" means the actual knowledge of the executive officers of the Company, without independent investigation.

         6.13 "Material Adverse Effect" means (a) a material adverse effect on the assets, liabilities, financial condition, prospects or results of operation of the Company's business, taken as a whole or (b) any affect on the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement or under the agreements or instruments to be entered into or filed in connection herewith.

         6.14 "NYSE" means the New York Stock Exchange.

         6.15 "Option Plans" means the Navistar 1988 Non-Employee Director Stock Option Plan, the Navistar 1998 Non-Employee Director Stock Option Plan, the Navistar International Corporation 1998 Interim Stock Plan, the Navistar 1994 Performance Incentive Plan and the Navistar 1998 Supplemental Stock Plan.

         6.16 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, by and among the parties to this Agreement, in the form attached hereto as Exhibit B.

         6.17 "Regulation D" means Regulation D as promulgated by the SEC under the Securities Act.

         6.18 "Rule 144" and "Rule 144(k)" mean Rule 144 and Rule 144(k), respectively, promulgated under the Securities Act, or any successor rule.

         6.19 "SEC" means the United States Securities and Exchange Commission.

         6.20 "SEC Documents" has the meaning set forth in Section 3.6.

         6.21 "Securities" means the Common Stock sold pursuant to this Agreement.

         6.22 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         6.23 "Series B Preference Stock" means the Company's Series B nonconvertible junior preference stock.

         6.24 "Series D Preference Stock" means the Company's Series D convertible junior preference stock.

         6.25 "Stock Ownership Program" means the Navistar International Corporation Stock Ownership Program.

         6.26 "Transfer Agent Instructions" means the transfer agent instructions as defined in Exhibit A.

                                  ARTICLE VII
                          GOVERNING LAW; MISCELLANEOUS

         7.1 GOVERNING LAW; JURISDICTION. This Agreement will be governed by and interpreted in accordance with the laws of the State of Illinois without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of Illinois with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

         7.2 COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         7.3 HEADINGS. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

         7.4 SEVERABILITY. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

         7.5 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Registration Rights Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         7.6 NOTICES. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by facsimile, in each case addressed to a party. Any notice sent by courier (including a recognized overnight delivery service) will be deemed received one business day after being sent. The addresses for such communications are:

             If to the Company: Navistar International Corporation
                                4201 Winfield Road, P.O. Box 1488
                                Warrenville, IL 60555
                                Attention:  Secretary
                                (630) 753-5000

                                 With a copy to:

                                 Kirkland & Ellis
                                 200 East Randolph Drive
                                 Chicago, IL 60601
                                 Attention: Dennis M. Myers, Esq.
                                 (312) 861-2000

If to an Investor: To the address set forth immediately below such Investor's name on the signature pages hereto.

Each party will provide written notice to the other parties of any change in its address.

         7.7 SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the parties and their successors and permitted assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors, and no Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. Notwithstanding the foregoing, an Investor may assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company so long as the affiliate is an accredited investor (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement. This provision does not limit the Investor's right to transfer the Securities pursuant to the terms of this Agreement or to assign the Investor's rights hereunder to any such affiliate transferee pursuant to the terms of this Agreement. Notwithstanding any assignment as provided herein to an affiliate of an Investor, each Investor shall thereafter remain fully responsible and liable for performance of all of its obligations under this Agreement. Notwithstanding the foregoing, any transferee who purchases the Securities in a public sale shall not have any rights under this Agreement.

         7.8 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

         7.9 SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth herein will survive for three (3) years following the Closing hereunder. The Company makes no representations or warranties in any oral or written information provided to Investors, other than the representations and warranties included herein.

         7.10 FURTHER ASSURANCES. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         7.11 NO STRICT CONSTRUCTION. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         7.12 EQUITABLE RELIEF. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investors. The Company therefore agrees that the Investors are entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         7.13 NO PARTNERSHIP. This Agreement is being entered into between the Company and each Investor, and shall not be deemed to constitute an agreement among the Investors. This Agreement shall not constitute an appointment of any Investor as the agent of any other Investor, nor shall any Investor have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, in the name or on behalf of, any other Investor except as expressly stated herein. Nothing herein or in the transactions contemplated by this Agreement shall be construed as, or deemed to be, the formation of a partnership by or among the Investors that are parties hereto.

                                      *****

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Agreement to be duly executed as of the date first above written.

                                   COMPANY:

                                   NAVISTAR INTERNATIONAL CORPORATION
                                   By:    /s/ THOMAS M. HOUGH
                                        ---------------------------------
                                   Name:    Thomas M. Hough
                                   Title:   Vice President and Treasurer

                            OMNIBUS SIGNATURE PAGE TO

                       NAVISTAR INTERNATIONAL CORPORATION

                          SECURITIES PURCHASE AGREEMENT

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other Investors and the Company to said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

                                   THE INTERNATIONAL
                                   TRUCK AND ENGINE CORPORATION
                                   NON-CONTRIBUTORY RETIREMENT
                                   PLAN TRUST

                                   By: The Northern Trust Company
                                   As: Trustee

                                   By:  /s/ PHILIP W. OLLMAN
                                      ---------------------------------
                                        Name:  Philip W. Ollman
                                        Title: Vice President

                                        Address: c/o The Northern Trust New York
                                                 40 Broad Street
                                                 8th Floor
                                                 New York, New York 10004

                                   Telephone:  (212) 701-7507
                                              --------------------------
                                   Facsimile:  (212) 701-7551
                                              --------------------------
                                   Number of Shares: 4,653,018
                                                     -------------------

                                   Name in which Shares Are to Be Held
                                   (please print):

                                   The Northern Trust Company as trustee of the International Truck and Engine Corporation Non-Contributory Retirement Plan Trust


                                   Aggregate Purchase Price: $105,000,000
                                                            -------------

                                   Social Security or Tax ID Number: 13-3248322

                            OMNIBUS SIGNATURE PAGE TO

                       NAVISTAR INTERNATIONAL CORPORATION

                          SECURITIES PURCHASE AGREEMENT

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other Investors and the Company to said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

                                    THE INTERNATIONAL TRUCK AND ENGINE
                                    CORPORATION RETIREMENT PLAN FOR SALARIED
                                    EMPLOYEES TRUST

                                    By: The Northern Trust Company
                                    As:  Trustee

                                    By:  /s/ PHILIP W. OLLMAN
                                        -----------------------------
                                    Name:  Philip W. Ollman
                                    Title: Vice President

                                    Address: c/o The Northern Trust New York
                                             40 Broad Street
                                             New York, New York 10004

                                    Telephone:  (212) 701-7507
                                               --------------------------
                                    Facsimile:  (212) 701-7551
                                               --------------------------
                                    Number of Shares: 1,551,006
                                                     --------------------

                                    Name in which Shares Are to Be Held
                                    (please print):

                                    The Northern Trust Company as trustee of the International Truck and Engine Corporation Retirement Plan for Salaried Employees Trust


                                    Aggregate Purchase Price: $35,000,000
                                                             ------------

                                    Social Security or Tax ID Number: 13-3248318

                            OMNIBUS SIGNATURE PAGE TO

                       NAVISTAR INTERNATIONAL CORPORATION

                          SECURITIES PURCHASE AGREEMENT

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other Investors and the Company to said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

                                    THE INTERNATIONAL
                                    TRUCK AND ENGINE CORPORATION
                                    RETIREE HEALTH BENEFIT TRUST

                                    By: The Northern Trust Company
                                    As:  Trustee

                                    By:  /s/ PHILIP W. OLLMAN
                                       -------------------------------

                                    Name:  Philip W. Ollman
                                    Title: Vice President

                                    Address: c/o The Northern Trust New York
                                             40 Broad Street
                                             New York, New York 10004

                                    Telephone: (212) 701-7507
                                               --------------------------
                                    Facsimile: (212) 701-7551
                                               --------------------------
                                    Number of Shares: 1,551,006
                                                     --------------------

                                    Name in which Shares Are to Be Held (please print):

                                    The Northern Trust Company as trustee of the International Truck and Engine Corporation Retiree Health Benefit Trust


                                    Aggregate Purchase Price: $35,000,000
                                                             -------------

                                    Social Security or Tax ID Number: 36-7041538